UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

VALERO ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	1-36232	90-1006559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William R. Klesse retired from his position as director and Chairman of the Board of Valero Energy Partners GP LLC (the “Company”), the general partner of Valero Energy Partners LP, at the April 17, 2014 meeting of the board of directors (“Board”) of the Company. At the same meeting, the Board elected director Joseph W. Gorder to serve as Chairman of the Board. Mr. Gorder is the Chief Executive Officer of the Company. Mr. Gorder will assume the role of Chief Executive Officer of Valero Energy Corporation (“Valero”) upon Mr. Klesse’s retirement from that office on May 1, 2014. Mr. Gorder presently serves as President and Chief Operating Officer of Valero.

Also at the April 17, 2014 meeting of the Board, the Board elected R. Lane Riggs to serve as a director of the Company. Mr. Riggs presently serves as Senior Vice President-Refining Operations of Valero. Mr. Riggs will become Executive Vice President-Refining Operations and Engineering of Valero effective May 1, 2014.

There are no family relationships between Mr. Gorder or Mr. Riggs and any other director or executive officer of the Company. There is no arrangement or understanding between Mr. Gorder or Mr. Riggs and any other person pursuant to which the director was selected as a director.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY PARTNERS LP

by: Valero Energy Partners GP LLC,
its general partner

Date: April 22, 2014                by: /s/ J. Stephen Gilbert
J. Stephen Gilbert
Vice President and Secretary